UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2022

VPC IMPACT ACQUISITION HOLDINGS II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40160	98-1576492
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Victory Park Capital Advisors, LLC 150 North Riverside Plaza, Suite 5200 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 701-1777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant	VPCBU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	VPCB	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	VPCBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on August 2, 2021, VPC Impact Acquisition Holdings II, an exempted company incorporated in the Cayman Islands with limited liability (“VIH”), entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among VIH, AG1 Holdings, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“Kredivo”), AG2 Holdings, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“Merger Sub”), FinAccel Pte. Ltd., a Singapore private company limited by shares (“FinAccel”), each shareholder of FinAccel as set forth on Schedule 1 of the Business Combination Agreement, and Akshay Garg in his capacity as Shareholders Representative (as defined in the Business Combination Agreement).

On September 29, 2021, in accordance with Section 13.18 of the Business Combination Agreement, the parties entered into the First Amendment to Business Combination Agreement (the “Amendment”), pursuant to which the definition of “Minimum Available Cash Amount” in the Business Combination Agreement was amended to mean an amount equal to Three Hundred Ten Million Dollars ($310,000,000), along with certain other technical clarifications. All other terms of the Business Combination Agreement remained unchanged.

Item 1.01.	Entry Into A Material Definitive Agreement.

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 11, 2022, VIH, Kredivo, Merger Sub, FinAccel and Akshay Garg entered into a Termination and Fee Agreement (the “Termination Agreement”). Pursuant to the Termination Agreement, the parties agreed to mutually terminate the Business Combination Agreement, subject to the conditions set forth in the Termination Agreement. In conjunction with the termination of the Business Combination Agreement, the Subscription Agreements, the Investor Rights Agreement, the Founder Holder Agreement and the other Ancillary Documents (as each is defined in the Business Combination Agreement) have also automatically been terminated in accordance with their respective terms as of the date of this Current Report on Form 8-K. Upon termination of the Founder Holder Agreement, that certain Letter Agreement, dated as of March 4, 2021, by and among VIH, its executive officers, its directors and the Company’s sponsor, VPC Impact Acquisition Holdings Sponsor II, LLC, shall revert back to the executed version as disclosed in Exhibit 10.1 to VIH’s Current Report on Form 8-K on March 9, 2021.

The Termination Agreement provides that VIH will be entitled to receive (i) an aggregate sum not to exceed $4,000,000 in reimbursement for certain documented out-of-pocket third party expenses incurred by VIH (the “Termination Reimbursement Amount”), which is payable by FinAccel within 6 months of the date of the Termination Agreement and (ii) if VIH has not consummated an initial business combination and has determined to redeem its public shares and liquidate or dissolve thereafter (and does not withdraw such determination), FinAccel will issue and deliver to VIH a penny warrant, on terms mutually agreeable to FinAccel and VIH, to purchase a number of ordinary shares of FinAccel equal to three and one-half percent (3.5%) of the Fully Diluted Share Number (as defined in the Termination Agreement) of FinAccel as of the date of the Termination Agreement, as appropriately adjusted (the “Equity Termination Fee”). If FinAccel engages in any transaction that would be deemed a Sale of the Company (as defined in the Termination Agreement), then the party surviving the sale transaction will assume the foregoing obligation, to satisfy the Equity Termination Fee. If FinAccel fails to pay the Termination Reimbursement Amount, then a default interest of five percent (5%) per annum will accrue on a daily basis from the date the Termination Reimbursement Amount was due and payable until all such unpaid amounts have been paid.

The Termination Agreement contains mutual releases by all parties thereto, for all claims known and unknown, relating and arising out of, or relating to, among other things, the Business Combination Agreement, the ancillary documents to the Business Combination Agreement or the transactions contemplated by the Business Combination Agreement, subject to certain exceptions with respect to claims for that cannot be waived by law, the parties obligations under the Termination Agreement and commercial transactions unrelated to the Business Combination Agreement.

The foregoing description of the Business Combination Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Business Combination Agreement which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) by VIH on August 2, 2021, and the Termination Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Following, or concurrently with, the execution of the Termination Agreement, FinAccel and certain of its subsidiaries plan to enter into various financing facilities, including, without limitation, with one or more affiliates of Victory Park Capital Advisors, LLC and other investors who held positions in VIH, to fund working capital of and future acquisitions by FinAccel and its subsidiaries.

Pursuant to VIH’s amended and restated memorandum and articles of association, VIH has until March 4, 2023 to complete an initial business combination. If VIH is unable to complete an initial business combination by such date, VIH will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of VIH’s remaining shareholders and VIH’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to VIH’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. There will be no redemption rights or liquidating distributions with respect to VIH’s warrants, which will expire if VIH fails to complete its initial business combination within the 24-month time period.

Item 7.01.	Regulation FD Disclosure.

On March 14, 2022, VIH issued a press release announcing the termination of the Business Combination Agreement. A copy of the press release is attached as Exhibit 99.1 hereto. Notwithstanding the foregoing. information contained on the websites of VIH, FinAccel or any of their affiliates referenced in Exhibit 99.1 or linked therein or otherwise connected thereto does not constitute part of nor is it incorporated by reference into this Current Report.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of VIH under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Termination and Fee Agreement, dated as of March 11, 2022, by and among VIH, Kredivo, Merger Sub, FinAccel and Akshay Garg.

99.1	Press Release, dated March 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VPC Impact Acquisition Holdings II

By:	/s/ Gordon Watson
Name:	Gordon Watson
Title:	Co-Chief Executive Officer

Dated: March 14, 2022